EX - 99.1
Owlet Announces Third Quarter 2024 Financial Results

LEHI, Utah, November 13, 2024 - Owlet, Inc. (“Owlet” or the “Company”) (NYSE:OWLT), the pioneer of smart infant monitoring, today reports financial results for the third quarter ended September 30, 2024. Owlet’s Chief Executive Officer and Co-Founder, Kurt Workman, President and Chief Revenue Officer, Jonathan Harris, and Chief Financial Officer, Amanda Twede Crawford, will host a conference call to review the Company’s results and provide a business update today, November 13, 2024, at 4:30 p.m. ET.

Q3 2024 Financial Highlights:
•Q3 Revenue of $22.1 million, up 141% from Q3 2023
•Q3 Gross Margin of 52.2%, up 1,590 basis points from Q3 2023
•Q3 Net Loss of $(5.6) million, compared to $(5.6) million in Q3 2023
•Q3 Adjusted EBITDA of $0.6 million, improving $6.1 million compared to Q3 2023

“Owlet is demonstrating significant momentum as we delivered another quarter of strong revenue growth and meaningful margin expansion,” said Kurt Workman, Owlet’s Chief Executive Officer and Co-Founder. “We continue to leverage our differentiated infant monitoring solutions, including FDA approval and CE clearance, to grow adoption, capture market share, and address the fundamental needs of parents around the world.”

Workman continued, “In the quarter, we also successfully completed a follow-on equity offering and comprehensive debt refinancing, strengthening our balance sheet and supporting improved operational flexibility as we hit an exciting inflection point in the business.”

Workman concluded, “The Owlet team is focused on finishing the year strong, executing on the growth opportunities in our core products, and capitalizing on the long-term potential for our BabySat medical offering and Owlet’s subscription service. We believe Owlet has never been better positioned as a business to deliver significant value for our customers, partners, and all stakeholders.”

Financial Results for the Third Quarter Ended September 30, 2024

Revenue for the third quarter of 2024 was $22.1 million compared to revenue in the third quarter of 2023 of $9.2 million, an increase of 141%. The increase was primarily due to higher sales of Dream Sock products, reflecting an increase in consumer demand across all sales channels as compared to the same period in the prior year. During the third quarter of 2023, the Company entered into an arrangement to start selling products directly to Amazon.com, Inc. under a first-party seller relationship. As a result, all sell-in revenue related to Amazon from third quarter 2023 was pushed to the fourth quarter of 2023, which impacted third quarter revenue growth when comparing year-over-year results, and will impact year-over-year revenue growth in the fourth quarter of 2024.

Cost of revenue for the third quarter of 2024 was $10.6 million with a gross margin of 52.2%, compared to cost of revenue of $5.9 million with a gross margin of 36.3% for the third quarter of 2023. Gross margin significantly increased 1,590 basis points year-over-year primarily due to higher revenue, favorable product mix toward Dream Sock, the continuing trend of decreasing overall return rates, lower direct product and fulfillment costs, and fixed cost absorption.

Operating expenses, including stock-based compensation, were $16.4 million for the third quarter of 2024, compared to $11.2 million for the same period in 2023. Operating costs increased year-over-year primarily due to impairment charges related to intangible assets, higher compensation expense, including accrued bonuses, severance-related expenses, and stock-based compensation, as well as higher marketing expenses.

Operating loss was $4.8 million for the third quarter of 2024, compared to operating loss of $7.9 million for the third quarter of 2023.

Net loss was $5.6 million for the third quarter of 2024, compared to net loss of $5.6 million for the third quarter of 2023.

In the third quarter of 2024, we recognized a $1.9 million charge for asset impairment related to internally developed software, which was recorded within general and administrative expenses.

Adjusted EBITDA was $0.6 million for the third quarter of 2024, compared to a loss of $5.5 million for the third quarter of 2023, an improvement of $6.1 million.

Net loss per share was $(0.61) for the third quarter of 2024, compared to net loss per share of $(0.84) for the third quarter of 2023. Adjusted net income per share was $0.03 for the third quarter of 2024, compared to adjusted net income (loss) per share of $(0.70) for the same period in 2023.

Updated 2024 Financial Outlook

For full year 2024, we now expect net revenue to be in the range of $74 million to $77.5 million, gross margins of 48% to 49%, and adjusted EBITDA loss of $(5) million to $(3) million. At the midpoints, this implies a raise to the full year 2024 outlook we provided on the second quarter 2024 financial results call.

Conference Call and Webcast Information

Owlet will host a conference call and webcast today, November 13, 2024, at 4:30 p.m. ET to discuss these results and provide a business update.

Participants may access the call at 833-470-1428 (domestic) or 404-975-4839 (international) and reference Access Code 626609. A simultaneous webcast may be accessed online at the Events section of Owlet’s Investor Relations website at investors.owletcare.com. A replay will be available shortly after the webcast concludes.

About Owlet, Inc.

Owlet’s digital health infant monitoring platform is transforming the journey of parenting. Owlet, Inc. (NYSE:OWLT), a small-cap healthcare growth equity, offers FDA-authorized medical and consumer pediatric wearables and an integrated HD visual and audio camera that provide real-time data and insights to parents who safeguard health, optimize wellness, and ensure peaceful sleep for their children.

Since 2012, over 2 million parents worldwide have used Owlet’s platform contributing to one of the largest collections of consumer infant health and sleep data. The Company continues to develop software and digital data solutions to bridge the current healthcare gap between hospital and home and bring new insights to parents and caregivers globally. Owlet believes that every child deserves to live a long, happy, and healthy life.

To learn more, visit www.owletcare.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s expected financial performance, including the Company’s financial outlook, outlook based upon regulatory authorizations or product enhancements, growth prospects, and future operational efficiencies or results and expected market opportunity and acceptance. In some cases, you can identify forward-looking statements by terms such as “estimate,” “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “goal,” “potential,” “upcoming,” “outlook,” “guidance,” the negation thereof, or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements. Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, (i) the regulatory pathway for Owlet’s products, including submissions to, actions taken by and decisions and responses from regulators, such as the FDA and similar regulators outside of the United States, as well as Owlet’s ability to obtain and maintain regulatory approval or certification for our products and other regulatory requirements and legal proceedings; (ii) Owlet’s competition and the Company’s ability to profitably grow and manage growth; (iii) the Company’s ability to enhance future operating and financial results or obtain additional financing to continue as a going concern; (iv) Owlet’s ability to obtain additional financing in the future, as well risks associated with the Company’s current loan and debt agreements, including compliance with debt covenants, restrictions on the Company’s access to capital, the impact of the Company’s overall debt levels and the Company’s ability to generate sufficient future cash flows to meet Owlet’s debt service obligations and operate Owlet’s business; (v) the ability of Owlet to implement strategic initiatives, reduce costs, grow revenues, develop and launch new products, innovate and enhance existing products, meet customer demands and adapt to changes in consumer preferences and retail trends; (vi) Owlet’s ability to acquire, defend and protect its intellectual property and satisfy regulatory requirements, including but not limited to requirements concerning privacy and data protection, breaches and loss, as well as other risks associated with Owlet’s digital platforms and technologies; (vii) Owlet’s ability to maintain relationships with customers, manufacturers and suppliers and retain Owlet’s management and key employees; (viii) Owlet’s ability to upgrade and maintain its information technology systems; (ix) changes in applicable laws or regulations; (x) the impact of and disruption to Owlet’s business, financial condition, operations, supply chain and logistics due to economic and other conditions beyond the Company’s control, such as health epidemics or pandemics, macro-economic uncertainties, social unrest, hostilities, natural disasters or other catastrophic events; (xi) the possibility that Owlet may be adversely affected by other economic, business, regulatory, competitive or other factors, such as changes in discretionary consumer spending and consumer preferences; and (xii) other risks and uncertainties set forth in the Company’s other releases, public statements and filings with the U.S. Securities and Exchange Commission (“SEC”), including those identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, as any such factors may be updated from time to time in the Company’s other filings with the SEC. All such forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Moreover, the Company operates in an evolving environment. Except as required by law, the Company assumes no obligation to update any forward-looking statements after the date of this press release, whether because of new information, future events or otherwise, although Owlet may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures
In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share.

The Company uses such non-GAAP financial measures as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. The Company believes its presentation of EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share provide a meaningful perspective of the underlying operating performance of the Company’s current business and enables investors to better understand and evaluate its historical and prospective operating performance. The Company believes that these non-GAAP financial measures are important supplemental measures of operating performance because they exclude items that vary from period to period without correlation to the Company’s core operating performance and highlight trends in its business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of the Company’s future operating performance. The Company believes investors, analysts and other interested parties use EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

The Company’s non-GAAP financial measures should not be considered as an alternative to net loss or net loss per share as a measure of financial performance or any other performance measure derived in accordance with GAAP and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.

EBITDA is defined as net loss adjusted for income tax provision and interest expense, net and depreciation and amortization.

Adjusted EBITDA is defined as net loss adjusted for income tax provision, interest expense, interest expense from contingent beneficial conversion feature, interest income, depreciation and amortization, intangible asset impairment, restructuring costs, warrant liability adjustments, gain on loan forgiveness, stock-based compensation, and transaction costs.

Adjusted net income (loss) is defined as net income (loss) adjusted for restructuring costs, common stock warrant liability adjustments, stock-based compensation, transaction costs, and intangible asset impairment. Adjusted net income (loss) per share is defined as adjusted net income (loss) divided by the weighted-average shares of common stock outstanding.

EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not use EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

A reconciliation of the Company's guidance with respect to non-GAAP financial measures to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, the amounts of which could be material.

Owlet, Inc.
Condensed Consolidated Balance Sheets - Preliminary, Unaudited1
(in millions)

Assets	September 30, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$21.5	$16.6
Restricted Cash	0.3	—
Accounts receivable, net	17.2	14.0
Inventory	10.6	6.5
Prepaid expenses and other current assets	2.7	2.9
Total current assets	52.3	39.9
Property and equipment, net	0.2	0.4
Right of use assets, net	0.1	0.9
Intangible assets, net	0.9	2.2
Other assets	2.8	0.7
Total assets	$56.1	$44.1
Liabilities, Mezzanine Equity, and Stockholders’ Deficit
Current liabilities:
Accounts payable	$11.5	$13.7
Accrued and other expenses	12.4	15.1
Current portion of deferred revenues	1.4	1.2
Line of credit	9.9	9.3
Current portion of long-term debt and other debt	0.5	5.9
Total current liabilities	35.7	45.1
Long-term debt, net	4.6	—
Common stock warrant liabilities	25.1	27.8
Other long-term liabilities	0.1	0.9
Total liabilities	65.5	73.8
Total mezzanine equity	12.1	7.9
Total stockholders’ deficit	(21.5)	(37.5)
Total liabilities, mezzanine equity, and stockholders’ deficit	$56.1	$44.1

1 Amounts may not sum due to rounding

Owlet, Inc.
Condensed Consolidated Statements of Cash Flows - Preliminary, Unaudited1
(in millions)

	Nine Months Ended September 30,
	2024	2023
Net cash used in operating activities	(14.5)	(22.0)
Net cash used in investing activities	(0.7)	—
Net cash provided by financing activities	20.6	25.9
Net change in cash, cash equivalents, and restricted cash	5.3	3.9

1 Amounts may not sum due to rounding

Owlet, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) - Preliminary, Unaudited1
(in millions, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$22.1	$9.2	$57.6	$33.0
Cost of revenues	10.6	5.9	29.2	20.3
Gross profit	11.5	3.3	28.3	12.7
Operating expenses:
General and administrative	9.8	5.4	22.1	20.4
Sales and marketing	4.0	3.3	11.8	9.8
Research and development	2.6	2.4	7.3	8.1
Total operating expenses	16.4	11.2	41.2	38.3
Operating loss	(4.8)	(7.9)	(12.8)	(25.6)
Other income (expense):
Interest income (expense), net	(0.1)	(0.1)	(0.3)	(3.0)
Common stock warrant liability adjustment	(0.7)	2.4	9.5	2.7
Other income (expense), net	—	—	0.1	(0.1)
Total other income (expense), net	(0.8)	2.2	9.4	(0.4)
Loss before income tax provision	(5.6)	(5.6)	(3.5)	(26.0)
Income tax provision	—	—	—	—
Net loss and comprehensive loss	(5.6)	(5.6)	(3.5)	(26.0)
Accretion on convertible preferred stock	(1.2)	(1.3)	(4.1)	(3.3)
Accretion on redeemable common stock	—	—	—	—
Allocation of net loss attributable to redeemable common stockholders	0.1	—	—	—
Net loss attributable to common stockholders	(6.8)	(7.0)	(7.5)	(29.3)
Net loss per share attributable to common stockholders, basic and diluted	$(0.61)	$(0.84)	$(0.79)	$(3.56)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	11,042,602	8,310,965	9,555,467	8,212,268
Net loss per share attributable to redeemable common stockholders, basic and diluted	$(0.57)	$—	$(0.66)	$—
Weighted-average number of shares outstanding used to compute net loss per share attributable to redeemable common stockholders, basic and diluted	122,283	—	41,058	—

1 Amounts may not sum due to rounding

Owlet, Inc.
Reconciliation of GAAP to Non-GAAP Measures - Preliminary, Unaudited1
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP net Loss	$(5.6)	$(5.6)	$(3.5)	$(26.0)
Income tax provision	—	—	—	—
Interest expense, net	0.1	0.1	0.3	3.0
Depreciation and amortization	0.1	0.2	0.3	0.7
Impairment of intangible assets related to internally developed software	$1.9	$—	$1.9	$—
Non-GAAP EBITDA	$(3.5)	$(5.3)	$(1.0)	$(22.3)
Common stock warrant liability adjustment	$0.7	$(2.4)	$(9.5)	$(2.7)
Stock-based compensation	2.7	2.2	7.0	7.6
Transaction costs	—	—	0.4	1.7
Restructuring costs	$0.7	$—	$0.7	$—
Non-GAAP Adjusted EBITDA	$0.6	$(5.5)	$(2.4)	$(15.6)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP net loss	$(5.6)	$(5.6)	$(3.5)	$(26.0)
Non-GAAP Adjustments:
Common stock warrant liability adjustment	0.7	(2.4)	(9.5)	(2.7)
Stock-based compensation	2.7	2.2	7.0	7.6
Transaction costs	—	—	0.4	1.7
Impairment of intangible assets related to internally developed software	$1.9	$—	$1.9	$—
Restructuring costs	$0.7	$—	$0.7	$—
Non-GAAP adjusted net income (loss)	$0.4	$(5.8)	$(3.0)	$(19.3)
Non-GAAP adjusted net income (loss) per share	$0.03	$(0.70)	$(0.31)	$(2.35)
Weighted average number of shares outstanding	11,042,602	8,310,965	9,555,467	8,212,268

1 Amounts may not sum due to rounding

Contacts

Investor Relations: ir@owletcare.com

Media: pr@owletcare.com